UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 13, 2022
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 7.01         Regulation FD Disclosure

On June 13, 2022, Uranium Energy Corp. (the “Company” or “UEC”) issued a joint news release with UEX Corporation (“UEX”) to announce they have entered into a definitive arrangement agreement (the “Agreement”), pursuant to which UEC will acquire all of the issued and outstanding common shares of UEX by way of statutory plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act.

Acquisition Rationale and Highlights:

●	Accretive transaction, doubling of UEC’s uranium resources in world-class, politically stable, uranium mining jurisdictions at only a 13.7% dilution to UEC’s outstanding shares (1)
●
Pro forma UEC will have the largest uranium portfolio focused exclusively in the Americas, located in proven and stable jurisdictions, and combining diversified U.S. production and Canadian development assets

●
Recent global events have set in motion long-term structural changes in the supply chains of energy commodities where security of supply and reduction of geopolitical and transportation risk will be key strategic differentiators

●	On the demand side, there is a growing trend by Western utilities to secure supplies from uranium projects in politically stable jurisdictions
●	UEX portfolio is comprised of 29 uranium projects covering key areas of the producing eastern side and development western side of prolific Athabasca basin
●
5 of the 29 projects are advanced resource stage and already in strong joint-venture partnerships with established uranium miners which allows UEC to remain operationally focused in the U.S. while benefiting from a new development pipeline with significant exploration potential in Canada

●	UEX complements UEC’s near-term production-ready and brownfield assets in the U.S. with medium and long-term production potential in Canada
●	UEC maintains its strong balance sheet with over $180 (2) million of cash and liquid assets, with no debt, supporting production readiness and its ability to advance a strengthened project portfolio

Under the terms of the Agreement, each holder of the common shares of UEX (each, a “UEX Share”) will receive 0.0831 of one UEC share (each, a “UEC Share”) in exchange for each UEX Share. This share exchange ratio implies consideration of approximately C$0.43 (3) per UEX Share and a premium of approximately 50% based on the closing price of UEX’s shares on the Toronto Stock Exchange (the “TSX”) on June 10, 2022.

At closing, existing UEC and UEX shareholders will own approximately 86.3% and 13.7%, respectively, of UEC based on current outstanding common shares.

Notes:
(1)	Subject to the completion of technical reports by UEC after closing
(2)
See UEC news release dated June 8, 2022; Subsequent to the closing of the Anfield indebtedness, and the pending return of certain surety amounts related to the U1 Americas transaction; Equity holdings include 15M shares of Uranium Royalty Corp (UROY)

(3)	Based on a spot exchange rate on June 10, 2022 of 1.2777 Canadian dollars per U.S. dollar

Amir Adnani, President and CEO of UEC, stated: “UEC’s acquisition of Uranium One Americas, Inc. in December 2021 marked the largest M&A transaction in the uranium sector in about a decade. The transaction was highly accretive for the Company, and we have seen a very positive response from our shareholders and the marketplace. The strategic acquisition of UEX has the same characteristics and will grow our diversified portfolio in the politically stable and mining friendly jurisdiction of Canada. It also marks the largest North American M&A transaction in the uranium sector following the U1A acquisition. This transaction underscores UEC’s sector leading strategy as the fastest growing, pure play, 100% un-hedged uranium company with assets only in the Western hemisphere. As with the U1A acquisition, the purchase price is equal to only 13.7% of the pro forma market capitalization, yet the acquisition is expected to more than double the size of our attributable measured and indicated uranium resources. This opportunity provides entry into two of Canada’s most prospective uranium districts in Saskatchewan and Nunavut, and cements UEC’s position as not only a leading American uranium mining company but a North American one as well. We commend Roger Lemaitre and the UEX team for having assembled and advanced this highly prospective portfolio and look forward to working with their experienced and professional Canadian team. They will be of great benefit to UEC moving forward. Furthermore, the key projects in the UEX portfolio are already in joint venture partnerships with uranium producers, including Cameco and Orano, and we look forward to working with them as the projects continue development towards production.”

Roger Lemaitre, President and CEO of UEX, commented: “This transaction with UEC reflects the efforts of the UEX team to create value through building an attractive strategic portfolio of assets and ultimately delivers a great outcome for UEX shareholders and complements our recent acquisition of JCU (Canada) Exploration Company Limited (“JCU”). The combination of UEC and UEX brings together two very strong and complementary portfolios and, in addition to a significant premium, provides our shareholders with the opportunity to participate in the continued growth of UEC. UEX shareholders will gain substantial exposure to production-ready low-cost U.S. ISR (in situ recovery) mining assets, a substantial physical uranium portfolio, a strong balance sheet and access to capital. I look forward to seeing UEC’s management team continue to execute on their growth strategy and build upon the success we have already seen with UEX’s portfolio of assets.”

Additional Benefits of the Acquisition to UEX shareholders

●	UEC's strong balance sheet and liquidity provides UEX with additional capital to fund continued exploration and growth initiatives at its projects in the Athabasca basin and Nunavut

●	Provides UEX's shareholders with substantial exposure to production-ready uranium assets in the United States, complementing UEX's current portfolio of development stage assets in Canada

UEX Asset Portfolio Overview

●
49.1% ownership in Shea Creek (operated by Orano, 50.9% ownership): Currently one of the largest undeveloped deposits in the Athabasca Basin, hosts 67.6M lbs. U3O8 of Indicated and 28.1M lbs. U3O8 of Inferred resources (100% basis) (1)

●	100% ownership in Horseshoe-Raven: Open pit amenable project located only 4 kms from Cameco’s Rabbit Lake Mill, hosts 37.4M lbs. U3O8 of Indicated resources (100% basis) (2)

●	82.8% ownership in Christie Lake: Resource stage asset located in the Athabasca basin that hosts 20.4M lbs. U3O8 of Inferred resource (100% basis) (3)

●
16.9% ownership in Kiggavik (operated by Orano, 66.2% ownership): Feasibility stage project located in Nunavut, Canada that hosts 127.3M lbs. U3O8 of Indicated and 5.4M lbs. U3O8 of Inferred resource (100% basis) (treated as a historical estimate for the purposes of National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) (4)

●
15% ownership in Millennium (operated by Cameco, 69.9% ownership): Feasibility stage project located between McArthur River Mine and Key Lake Mill that hosts 75.9M lbs. U3O8 of Indicated and 29.0M lbs. U3O8 of Inferred resource (100% basis) (treated as a historical estimate for the purposes of NI 43-101) (5)

●
5% ownership in Wheeler River (operated by Denison, 95% ownership): Denison completed a PFS in 2018 highlighting robust economics. The Wheeler River project hosts a total of 132.1M lbs. U3O8 of Indicated (inclusive of 109.4M lbs. U3O8 probable reserves) and 3.0M lbs. U3O8 of Inferred resources (100% basis) (treated as a historical estimate for the purposes of NI 43-101) (6)

●
Other Projects: The remainder of UEX’s portfolio consists of one resource-level project, four mid-stage projects and 18 grassroots projects which will help provide further resource growth and long-term production sustainability for UEC

For mineral resource estimates referenced above as “historical estimates”, UEX and UEC are not treating this information as current mineral resources, have not verified this information and are not relying on it. A qualified person has not done sufficient work to classify these historical estimates as current mineral resources. UEX and UEC currently do not plan to conduct work to verify the historical estimates other than using them to guide exploratory and possible development work.

UEC Asset Portfolio Overview

●
Wyoming Hub & Spoke ISR Portfolio: Seven satellite projects, with a combined Measured and Indicated resource of 62M lbs. U3O8 and 7M lbs. U3O8 of Inferred resources, and the Irigaray Processing Plant with a licensed production capacity of 2.5M lbs./year (7)

●
Texas Hub & Spoke ISR Portfolio: Four satellite projects, with a combined Measured and Indicated resource of 6.5M lbs. U3O8 and 12.5M lbs. U3O8 of Inferred resources, and the Hobson Processing Plant with an installed production capacity of 2M lbs./year (8)

●	Other Projects: U.S. Hardrock pipeline, Paraguay ISR uranium portfolio, Paraguay Titanium business and the Diabase project in the Athabasca Basin

●	Physical Uranium Portfolio: A 5M lb. physical portfolio of U.S. warehoused uranium (U3O8).

●	Strategic Equity Interest: 16% equity stake in Uranium Royalty Corp.

Readers are cautioned that resources reported by UEX have been prepared and reported pursuant to the disclosure standards required by NI 43-101, and the resources reported by UEC have been prepared pursuant to the disclosure standards required under Regulation S-K subpart 1300 (“S-K 1300”) adopted by the United States Securities and Exchange Commission for filings under the U.S. Securities Act of 1933, as amended, and under the U.S. Securities Exchange Act of 1934, as amended. Resources that are reported pursuant to S-K 1300 may not qualify as resources under NI 43-101 or may differ from resources prepared under NI 43-101, and vice versa.

Transaction Conditions & Timing

UEX intends to call a meeting of shareholders to be held in August 2022 to seek shareholder approval for the Arrangement (the “UEX Meeting”). Completion of the Arrangement will require:

●	approval of at least 66 2/3% of the votes cast by UEX shareholders at the UEX Meeting, and

●	approval of a simple majority of the votes cast by UEX shareholders at the UEX Meeting, excluding votes from certain management shareholders, as required under Multilateral Instrument 61-101.

Completion of the Arrangement is also subject to the receipt of court and stock exchange approvals, and other customary closing conditions for transactions of this nature, such as Investment Canada approval.

The Agreement provides for, among other things, non-solicitation covenants, with “fiduciary out” provisions that allow UEX to consider and accept a superior proposal, subject to a “right to match period” in favour of UEC. The Agreement also provides for a termination fee of US$8.25 million to be paid by UEX to UEC if the Agreement is terminated in certain specified circumstances. In addition, under the Agreement UEC has agreed to provide UEX with C$5 million funding by way of a private placement of UEX Shares at a price of C$0.43 per UEX Share (the “Private Placement”). Closing of the Private Placement is subject to the approval of the TSX.

The Arrangement has been unanimously approved by the Board of Directors of UEX. The directors and senior officers of UEX, holding in aggregate approximately 0.5% of the issued and outstanding UEX Shares, have entered into voting support agreements with UEC, pursuant to which they have agreed to vote their shares in favour of the Arrangement at the UEX Meeting. TD Securities and Sprott Capital Partners have provided opinions to the UEX Board of Directors to the effect that, as of the date thereof, and based upon and subject to the assumptions, limitations and qualifications stated in such opinions, the consideration to be received by UEX shareholders pursuant to the Arrangement is fair, from a financial point of view, to such shareholders.

The transaction is expected to close in the third quarter of 2022.

Advisors and Counsel

BMO Capital Markets and Rothschild & Co are acting as financial advisor to UEC in connection with the transaction. McMillan LLP is acting as legal advisor to UEC.

TD Securities and Sprott Capital Partners are acting as financial advisors to UEX in connection with the transaction. Koffman Kalef LLP is acting as legal advisor to UEX.

Webcast and Conference Call

UEC and UEX will host a joint webcast on June 13, 2022 at 8:00 AM Pacific Time (11:00 AM Eastern Time), for members of the investment community to discuss the Arrangement. Webcast information are provided below.

Webcast URL

https://www.bigmarker.com/vid-conferences/VID-Town-Hall?utm_bmcr_source=irinc

Notes on Technical Disclosure

The technical information in this news release relating to UEC has been reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for UEC, being a Qualified Person under Item 1302 of Regulation S-K-1300 and NI 43-101

The technical information relating to UEX in this news release has been reviewed and approved by Roger Lemaitre, P.Eng., P.Geo., UEX’s President and CEO.

Notes:
(1)
NI 43-101 Technical Report “2022 Technical Report on the Shea Creek Project, Saskatchewan” with an effective date of January 1, 2022, a copy of which is available under UEX Corporation’s profile on SEDAR at www.sedar.com. These resources are reported in accordance with the CIM definition standards adopted by the Canadian Institute of Mining, Metallurgy and Petroleum council on May 19, 2014 (the “CIM Definition Standards”)

(2)
NI 43-101 Technical Report “2021 Technical Report on the Horseshoe-Raven Project, Saskatchewan” with an effective date of December 31, 2021, a copy of which is available under UEX Corporation’s profile on SEDAR at www.sedar.com.  These resources are reported in accordance with the CIM Definition Standards.

(3)
NI 43-101 Technical Report “Technical Report for the Christie Lake Uranium Project, Saskatchewan, Canada” with an effective date of December 31, 2021, a copy of which is available under UEX Corporation’s profile on SEDAR at www.sedar.com. These resources are reported in accordance with the CIM Definition Standards.

(4)
Kiggavik resources as reported by Orano in their 2021 Activities Report available on their website at https://www.orano.group/docs/default-source/orano-doc/finance/publications-financieres-et-reglementees/2021/orano-annual-activity-report-2021.pdf?sfvrsn=a2e56244_8 converted from tonnes U to pounds U3O8 and from %U to %U3O8. The reader is cautioned that neither UEC or UEX are aware whether Orano’s reporting of resources conforms to NI 43-101 and CIM guidelines. These are treated by the UEX and UEC as historic resource estimates. There are no other estimates available to UEC or UEX.

(5)
Millennium resources as reported by Cameco on their website at https://www.cameco.com/businesses/uranium-projects/millennium/reserves-resources#measured_and_indicated as of December 31, 2021. The reader is cautioned that neither UEX nor UEC are aware of whether Cameco’s reporting conforms to NI 43-101 and CIM guidelines. These are treated by the Company as historic resource estimates. Cameco has reported that the estimates have been prepared in accordance with the CIM Definitions Standards. There are no other estimates available to UEC or UEX.

(6)
Wheeler River resources as reported by Denison’s Prefeasibility Study as posted on October 30, 2018 on SEDAR.com using a cut-off grade of 0.2% U3O8 for the Gryphon Deposit and 0.8% U3O8 for the Phoenix Deposit. These are treated by the UEC and UEX as historic resource estimates.There are no other estimates available to UEC or UEX.

(7)
The Technical Report Summary (“TRS”) was prepared under S-K 1300 and was filed on April 4, 2022 with the SEC through EDGAR on Form 8-K and is also available on SEDAR as a “Material Document” filed on April 4, 2022. The TRS was prepared on behalf of the Company by WWC Engineering, of Sheridan, Wyoming.

(8)
NI 43-101 Technical Reports on the Palangana (effective date of January 15, 2010), Goliad (effective date of March 7, 2008), Burke Hollow (effective date of November 27, 2017) and Salvo (effective date of March 31, 2011) projects; copies of which are available under UEC’s profile on SEDAR at www.sedar.com. These resources are reported in accordance with the CIM Definition Standards.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01      Financial Statements and Exhibits

(a)                  Financial Statements of Business Acquired

Not applicable.

(b)                  Pro forma Financial Information

Not applicable.

(c)                  Shell Company Transaction

Not applicable.

(d)                  Exhibits

Exhibit	Description
99.1	News Release dated June 13, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 13, 2022.	URANIUM ENERGY CORP. By: /s/ Pat Obara Pat Obara, Secretary and Chief Financial Officer
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